UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

GOLDEN QUEEN MINING CO. LTD
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia	Not applicable
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

6411 Imperial Avenue, West Vancouver, British Columbia, V7W 2J5
(Address of principal executive offices) (Zip Code)

(604) 921-7570
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, Gordon Gutrath resigned as a Director of the Company. Mr. Gutrath was a member of the Company’s audit committee.

On January 28, 2013 Bryan A. Coates was appointed to the board of directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date	January 31, 2013	(Registrant)

/s/ Lutz Klingmann
Lutz Klingmann, President